                                 AMENDMENT NO. 3
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT

        The Master Administrative Services Agreement (the "Agreement"), dated July 1, 2004, by and between A I M Advisors, Inc., a Delaware corporation, and AIM Growth Series, a Delaware statutory trust, is hereby amended as follows:

        WHEREAS, the parties desire to amend the Agreement to add two new portfolios - AIM Income Allocation Fund and AIM International Allocation Fund;

        NOW, THEREFORE, the parties agree as follows:

        Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT
                                       OF
                                AIM GROWTH SERIES

PORTFOLIOS                                   EFFECTIVE DATE OF AGREEMENT
----------                                   ---------------------------
AIM Basic Value Fund                                  June 5, 2000
AIM Conservative Allocation Fund                      April 30, 2004
AIM Global Equity Fund                                November 4, 2003
AIM Growth Allocation Fund                            April 30, 2004
AIM Income Allocation Fund                            October 28, 2005
AIM International Allocation Fund                     October 28, 2005
AIM Mid Cap Core Equity Fund                          September 1, 2001
AIM Moderate Allocation Fund                          April 30, 2004
AIM Moderate Growth Allocation Fund                   April 29, 2005
AIM Moderately Conservative Allocation Fund           April 29, 2005
AIM Small Cap Growth Fund                             September 11, 2000"

        All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: October 28th, 2005

                                          A I M ADVISORS, INC.


Attest:                                   By:
        ------------------------------         -----------------------------
          Assistant Secretary                     Mark H. Williamson
                                                  President

(SEAL)

                                          AIM GROWTH SERIES


Attest:                                   By:
        ------------------------------         -----------------------------
          Assistant Secretary                     Robert H. Graham
                                                  President

(SEAL)